As filed with the Securities and Exchange Commission on March 17, 1998
                                                    Registration No. 333-


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                            FORM S-8
                                     REGISTRATION STATEMENT
                                              UNDER
                                   THE SECURITIES ACT OF 1933

                                  AGRI-NUTRITION GROUP LIMITED
                       (Exact name of issuer as specified in its charter)
       Delaware                                            43-1648680
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No.)
                                13801 Riverport Drive, Suite 111
                                Maryland Heights, Missouri 63043
                      (Address of principal executive offices and zip code)


                                PM Resources, Inc. Profit Sharing
                                 Plan for Certain Union Members
                                    (Full title of the plan)


                                    Linda K. Rosenthal, Esq.
                                       Dyer Ellis & Joseph
                                 600 New Hampshire Avenue, N.W.
                                     Washington, D.C.  20037
                             (Name and address of agent for service)

                                         (202) 944-3000
                  (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE


      Title of securities              Amount to        Proposed maximum      Proposed maximum          Amount of
        to be registered             be registered       offering price      aggregate offering    registration fee (1)
                                                          per share (1)           price (1)
Common Stock, $.01 par value           1,000,000              $1.25              $1,250,000               $385.00
                                      shares (2)
Interests in the Profit Sharing         N/A (3)                N/A                   N/A                  N/A (3)
Plan (3)
--------------------------------  ------------------- --------------------- --------------------- -----------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 as amended (the "Securities Act"), on the basis of the average of the high and low prices for the Common Stock on March 12, 1998, as reported by the NASDAQ
      National Market.
(2) Estimated maximum aggregate number of shares of Agri-Nutrition Group Limited Common Stock that may be purchased with employee and employer contributions under the employee benefit plan described herein (the "Plan") during the next 36 months.
(3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement is also deemed to cover an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2) of the Securities Act, no separate fee calculation is required to be made for the interests.

                                         PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      Agri-Nutrition Group Limited (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1997;

      (b) The Registrant's quarterly report on Form 10-Q for the quarter ended January 31, 1998; and

      (c) The description of Registrant's Common Stock, $.01 par value, incorporated by reference to Registrant's Registration Statement on Form S-1, as amended (File No. 33-78646), in Registrant's Registration Statement on Form 8-A filed with the Commission on June 14, 1994, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.

      Not applicable.


Item 6.  Indemnification of Directors and Officers.

      The Registrant's By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as amended ("DGCL"). Section 145 of the DGCL provides as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
      (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      The Registrant has entered into indemnification agreements with each Director and certain executive officers of the Registrant. Each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the DGCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under the DGCL, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previous paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant, which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligation under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years from the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional directors or officers of the Registrant.


Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8.  Exhibits.

      4.1      PM Resources, Inc. Profit Sharing Plan for Certain Union Members

      5.1*     Opinion of Counsel

      23.1     Consent of Price Waterhouse

      24.1     Power of Attorney

 * An opinion of counsel regarding the legality of the securities being registered hereunder is not required since the securities are not original issue.

      The Registrant hereby undertakes that it will submit or has submitted the PM Resources, Inc. Profit Sharing Plan For Certain Union Members (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


Item 9. Undertakings.

      (a)        The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, Missouri on the 5th day of March, 1998.

                                  AGRI-NUTRITION GROUP LIMITED

                             By: /s/ Bruce G. Baker
                                       Bruce G. Baker
                                 President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                 Title                                  Date
/s/ Bruce G. Baker                              Principal Executive Officer                 March 5, 1998
Bruce G. Baker                                  and Director

/s/ Robert J. Elfanbaum                         Principal Financial and                     March 5, 1998
Robert J. Elfanbaum                             Accounting Officer

/s/ Alec L. Poitevint, II                       Chairman of the                             March 5, 1998
Alec L. Poitevint, II                           Board of Directors

/s Robert E. Hormann                            Vice Chairman of                            March 5, 1998
Robert E. Hormann                               the Board of Directors

/s/ W.M. Jones, Jr.                             Director                                    March 5, 1998
W. M. Jones, Jr.

/s/ Robert W. Schlutz                           Director                                    March 5, 1998
Robert W. Schlutz


        Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, Missouri, on March 5, 1998.

                                 PM RESOURCES, INC. PROFIT SHARING PLAN
                                 FOR CERTAIN UNION EMPLOYEES

                                 By:  AGRI-NUTRITION GROUP LIMITED,
                                        the Plan Administrator

                                 By:  /s/ Robert J. Elfanbaum
                                    Vice President and Chief Financial Officer

                             INDEX TO EXHIBITS



Exhibit                                                            Sequentially
Number        Description of Document                              Numbered Page

4.1           PM Resources, Inc. Profit Sharing Plan for Certain Union Members

23.1          Consent of Price Waterhouse

24.1          Power of Attorney